UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2012

STRONGBOW RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

       250-777 N. Rainbow Blvd.
Las Vegas, NV 89107
  (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (281) 260-1034

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 2.01

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 21, 2012, we entered into a Farmout Agreement (“Agreement”) with Harvest Operations Corp. (“Farmor”). The Agreement provides for our acquisition of an undivided 100% working interest (“Working Interest”) in a Petroleum and Natural Gas License covering eight (8) sections of land (5,120 acres, more or less) located in the Compeer Area in the Province of Alberta, Canada (“Farmout Lands”). The Farmout Lands have no proven reserves or current production. There were no preexisting relationships between the parties to the Agreement.

To earn the Working Interest we are required to drill, complete, equip or abandon a test well on the Farmout Lands (“Test Well”). We must spud the Test Well on or before June 1, 2012, subject to rig availability, surface accessibility and regulatory approval. The Test Well may be completed laterally in either  the Bakken or Viking formation and must run a minimum measured depth of 1,950 meters. We estimate the total cost of the Test Well will range from $1,600,000 to $1,750,000. We are also subject to a non-performance penalty in the amount of CAD$350,000 (USD$350,000) payable to the Farmor in the event we are unable to obtain operator status in Alberta on or before March 30, 2012, or are unable to meet our Test Well commitment under the Agreement.

Our Working Interest in the Farmout Lands will be held subject to a non-convertible overriding royalty payable to the Farmor (“Farmor’s Royalty”).  The Farmor’s Royalty on net crude oil revenues will be measured on a sliding scale from 5% to 15% over a range of production volumes from 1 to 150 barrels per day. The Farmor’s Royalty on net gas and other petroleum product revenues is 15%.

As a result of the Agreement, we have initiated oil and gas operations. We are currently negotiating additional working interest acquisitions in the United States and Canada.

On February 20, 2012 we sold 1,333,333 shares of our common stock to an accredited investor for $200,000, or $0.15 a share.

Form 10 Requirements
In satisfaction of disclosure requirements of subpart(f) of this Item 2.01, the following reports filed with U.S. Securities and Exchange Commission on the dates indicated, are incorporated by reference herein:

Documents Incorporated By Reference
Description	Filing Date

Form 10-K for the year ended February 29, 2011	May 31, 201
Form 8-K current report on Item 5.02	July 8, 2011
Form 10-Q for the quarter ended May 31, 2011	July 15, 2011
Form 10-Q for the quarter ended August 31, 2011	October 17, 2011
Form 10-Q for the quarter ended November 30, 2011	January 17, 2012

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On February 20, 2012, we sold 1,333,333 shares of our restricted common stock to an accredited investor for $200,000, or $0.15 a share.

We relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these shares.  We believe the investor had knowledge and experience in financial and business matters which allowed him to evaluate the merits and risks of an investment in our securities.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

See Item 2.01 of this report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES , INC.

Date: February 24, 2012	By:	/s/ GRANT PETERSEN
Grant Petersen, President

3